Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 7, 2021, in the Registration Statement (Form S-1) and the related Prospectus of Qnergy Inc. dated July 28, 2021.

/s/ KOST FORER GABBAY & KASIERER
Haifa, Israel July 28, 2021	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global